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                                                                EXHIBIT 3.03

      MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU

Date Received                                         (FOR BUREAU USE ONLY)
 FEB 11 1997
                                                               FILED
                                                            FEB 13 1997
Name
 Jennifer Evans
 Caraco Pharmaceutical Laboratories, Ltd.                   Administrator
                                                      MI DEPARTMENT OF CONSUMER
Address                                             INDUSTRY SERVICES COMMISSION
 1150 Elijah McCoy Drive

City        State      Zip Code
 Detroit     MI         48202                           EFFECTIVE DATE:

DOCUMENT WILL BE RETURNED TO THE
NAME AND ADDRESS YOU ENTER ABOVE



           CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                    FOR USE BY DOMESTIC PROFIT CORPORATIONS
          (Please read information and instructions on the last page)


        Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.  The present name of the corporation is:
     Caraco Pharmaceutical Laboratories, Ltd.

2.  The identification number assigned by the Bureau is:    345-364

3.  The location of the registered office is:
     1150 Elijah McCoy Drive            Detroit, Michigan     48202
       (Street Address)                       (City)        (ZIP Code)

4. Article III of the Articles of Incorporation is hereby amended to read as follows:


        The total authorized capital stock is:

           Common Shares-20,000,000
           Preferred Shares-5,000,000


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5.  COMPLETE SECTION (a) IF THE AMENDMENT WAS ADOPTED BY THE UNANIMOUS CONSENT
    OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OF TRUSTEES; OTHERWISE, COMPLETE SECTION (b). DO NOT COMPLETE BOTH.

    a. / / The foregoing amendment to the Articles of Incorporation was duly adopted on the _____________________ day of ____________________, 19____,
       in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors of Trustees.

           Signed this ____________________ day of ____________________, 19____.


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              (Signature)                              (Signature)


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         (Type or Print Name)                       (Type or Print Name)


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              (Signature)                              (Signature)


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         (Type or Print Name)                       (Type or Print Name)


    b. / X / The foregoing amendment to the Articles of Incorporation was duly adopted on the 10th day of May, 1995. The amendment: (check one of the following)

       / X / was duly adopted in accordance with Section 611(2) of the Act by the vote of the shareholders if a profit corporation, or by the vote of the shareholders or members if a nonprofit corporation, or by the vote of the directors if a nonprofit corporation organized on a nonstock directorship basis. The necessary votes were cast in favor of the amendment.

       /  / was duly adopted by the written consent of all directors pursuant to
            Section 525 of the Act and the corporation is a nonprofit corporation organized on a nonstock directorship basis.

       / / was duly adopted by the written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

       / / was duly adopted by the written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.


                Signed this 7th day of February, 1997

                By  William R. Hurd
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                      (Only Signature of President, Vice-President,
                           Chairperson, or Vice-Chairperson)


                  William R. Hurd                       President
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               (Type or Print Name)                (Type or Print Title)